UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Registered Offering

On November 18, 2024, Professional Diversity Network, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor (the “Investor”), in connection with the purchase by the Investor of 1,400,000 shares of common stock, par value $0.01 per share (“Common Stock”), and 1,100,000 pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”) in a registered direct offering (the “Offering”) at a price of $0.80 per share (or $0.79 per Pre-Funded Warrant) for aggregate gross proceeds of $1,989,000, pursuant to the Company’s Registration Statement on Form S-3 (Registration Statement No. 333-260316), including the prospectus supplement to the base prospectus being filed in connection with the Offering. The Pre-Funded Warrants have a nominal exercise price of $0.01 per share. The Offering is expected to close on or about November 20, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions. Proceeds of the Offering will be used for general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Pre-Funded Warrants. Copies of the Purchase Agreement and the form of Pre-Funded Warrants are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Private Placement of Warrants

Concurrently with the execution of the Purchase Agreement, the Company also agreed to issue to the Investor, (i) warrants to purchase up to 2,500,000 shares of the Company’s Common Stock, at an exercise price of $0.86 per share, exercisable six months from the date of issuance of such warrants and expiring five and one-half years following the date of such issuance (the “Series A Warrants”), and (ii) warrants to purchase up to an additional 2,500,000 shares of the Company’s Common Stock, at an exercise price of $0.86 per share, exercisable six months from the date of issuance of such warrants and expiring twenty-four months following the date of such issuance (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”).

The issuance of the Warrants (and the shares of the Company’s Common Stock underlying such Warrants) is exempt from registration in reliance on an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

The foregoing descriptions of the Warrants do not purport to be complete and are qualified in their entirety by reference to the Warrants. Copies of the form of Series A Warrants and Series B Warrants are attached hereto as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.

Placement Agency Agreement

In connection with the Offering, on November 18, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering and to reimburse the Placement Agent for certain of its expenses.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

A copy of the form of the Placement Agency Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As the Company has previously disclosed, on May 21, 2024, it received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying it that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on The Nasdaq Capital Market under Listing Rule 5550(b), because it reported stockholders’ equity of less than $2.5 million in its Quarterly Report on Form 10-Q for the period ended March 31, 2024, and it did not meet the alternative tests for market value of listed securities or net income from continuing operations. In accordance with the notice, within 45 days of receiving the letter, the Company submitted a plan to regain compliance with the minimum stockholders’ equity standard. Based on the Nasdaq staff’s review of the Company’s plan, Nasdaq granted the Company an extension of 180 calendar days from the date of the notification letter to regain compliance (i.e., until November 17, 2024). Nasdaq’s letter informing the Company of the extension, dated as of September 24, 2024, noted that if, on or before November 17, 2024, the Company regained compliance with the stockholder’s equity requirements of Listing Rule 5550(b) and furnished to the SEC on Form 8-K a publicly available report including an affirmative statement that as of the date of the report, the Company believes it has regained compliance with the stockholder’s equity requirement of the Nasdaq continued listing rules, Nasdaq would continue to monitor the Company’s ongoing compliance and, if at the time its next periodic report is filed with the SEC, it does not evidence continued compliance, the Company’s Common Stock may be subject to delisting.

The Purchase Agreement was executed with the Investor after the close of business on November 18, 2024 (the business day following November 17, 2024, which fell on a Sunday). The Company believes that, giving effect to the Offering and the receipt of proceeds therefrom, it has regained compliance with the minimum stockholder’s equity requirement of Listing Rule 5550(b). The Offering and related transactions were announced the following day. The Company can give no assurance that Nasdaq staff will view the announcement of such transactions as timely for purposes of the conditions set forth in its September 24, 2024 letter. Even if Nasdaq does consider the Company to have regained compliance with Listing Rule 5550(b), as outlined in its September 24, 2024 letter, it will continue to monitor the Company’s ongoing compliance through its next periodic report filed with the SEC (its Annual Report on Form 10-K for the fiscal year ending December 31, 2024). The Company can give no assurance that it will be deemed to have achieved, or that it will be able to maintain, compliance with applicable Nasdaq listing requirements.

Item 3.02 Unregistered Sales of Equity Securities

Information regarding the private placement of the Series A Warrants and the Series B Warrants disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 8.01. Other Events.

On November 19, 2024, the Company issued a press release announcing the pricing of the Offering, the simultaneous private placement of the Series A Warrants and the Series B Warrants, and the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the accompanying exhibits, contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the closing of the Offering and the concurrent private placement of warrants, and the expectations regarding the use of proceeds from the offering. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties, including those described in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company’s actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                   Description

4.1           Form of Pre-Funded Warrant
4.2           Form of Series A Warrant
4.3           Form of Series B Warrant
5.1           Opinion of Locke Lord, LLP
10.1         Securities Purchase Agreement by and between the Company and the Investor
10.2         Placement Agency Agreement, dated November 18, 2024, by and between the Company and A.G.P./Alliance Global Partners
23.1         Consent of Locke Lord, LLP (included in Exhibit 5.1)
99.1         Press Release, dated November 19, 2024
104          Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: November 20, 2024	/s/ Adam He
Adam He, Chief Executive Officer